Exhibit 99.2

News Release
F r o m   N u a n c e   C o m m u n i c a t i o n s
F o r  I m m e d i a t e  R e l e a s e

Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Erica Hill Nuance Communications, Inc. Tel: 781-565-5000 Email: erica.hill@nuance.com
Nuance Announces Fiscal 2006 First-Quarter Results
Rapid Progress in Acquisition Integration Aids Results
BURLINGTON, Mass., February 9, 2006 — Nuance Communications, Inc. (Nasdaq: NUAN) today announced financial results for the first quarter ended December 31, 2005.
Nuance reported revenues of $75.6 million in the quarter ended December 31, 2005, a 25 percent increase over revenues of $60.6 million in the quarter ended December 31, 2004. On a GAAP basis, Nuance recognized a net loss of $4.9 million, or $(0.03) per share, in the quarter ended December 31, 2005, compared with net income of $3.1 million, or $0.03 per diluted share, in the quarter ended December 31, 2004.
In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, Nuance reported non-GAAP net income of $11.4 million, or $0.07 per diluted share, for the period ending December 31, 2005, compared to net income of $9.1 million, or $0.08 per diluted share, in the quarter ended December 31, 2004.
These non-GAAP figures exclude non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measure.
“Nuance experienced a strong start to fiscal 2006 as we saw solid demand in all of our speech segments and continued growth from our international operations,” said Paul Ricci, chairman and CEO of Nuance. “These results demonstrate our ability to grow Nuance’s leadership position in the expanding speech market and realize the benefits and synergies of our recent acquisitions without suffering from the integration efforts.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Network Speech — The Company generated strong revenue from its network speech technologies, applications and services, benefiting from the incorporation of the former Nuance customers, as well as new or expanded agreements with leading businesses and service providers, including Amtrak, Bell Canada, DaimlerChrysler, Jingle Networks, SBC, and Swisscom.
•	Dictation Solutions — The Company saw continued growth in demand for its Dragon Dictation Solutions. Even against the launch quarter comparison of fiscal Q1 2005, North American dictation revenues this quarter were up slightly. Worldwide, this was the second largest quarter in the product family’s history. These solutions continued to find growing acceptance in healthcare, as well as within general consumer, professional and legal markets.
•	Embedded Markets — In the first quarter, Nuance again concluded important design wins and agreements with partners and customers worldwide. The company signed or expanded strategic agreements with leading manufacturers and technology companies including Bentley/VW, Casio, Ford/Nokia, Kyocera, and Motorola.
•	Imaging — Following the launch of Version 15 in August 2005, OmniPage sustained momentum in the quarter. The company’s family of PDF products achieved accelerated growth. These strengths, though, were partially offset by comparatively weaker performance of the PaperPort product family, against a launch quarter last year and as the company approaches another impending launch in the coming months.
•	Expenses — By the end of the fiscal first quarter the Company had largely realized the planned acquisition-related expense synergies. Additionally, G&A expenses ran materially below plan. These savings were partially offset by higher than expected sales and marketing expenses, resulting from the October 2005 Conversations user conference, corporate name change and above plan commissions associated with strong order bookings in the quarter.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1092 or (612) 288-0337 five minutes prior to the call and referencing conference code 817731. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 817731.
About Nuance Communications, Inc.
Nuance Communications, Inc. (Nasdaq: NUAN) is the leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Trademark reference: Nuance, the Nuance logo, ScanSoft, Dragon NaturallySpeaking and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; the continued strength of existing products, services and relationships as well as the development and introduction of new products, services and relationships, the integration planning efforts, and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance’s to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2005 filed with the SEC. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash flow perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing revenue and expenses of the business—excluding certain unplanned costs—which define the longer term cash flows of the business. While our management uses this non-GAAP financial measure as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider this measure to be a substitute for, or superior to, the information provided by GAAP earnings per share. Consistent with this approach, we believe that disclosing non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal first quarter ended December 31, 2005, and, in particular, in evaluating our earnings per share, our management has excluded items in three general categories, each of which are described below.
Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain expenses related to material acquisitions allows the users of our financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of either unique or unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as: (i) non-acquisition-related restructuring charges and (ii) redundant costs associated with a change in independent accountants. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are either unique or unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2005	2004
Product licenses	$53,183	$46,834
Maintenance	7,803	2,785
Professional services	14,566	10,959

Total revenue	75,552	60,578

Costs and expenses:
Cost of product licenses	4,982	5,520
Cost of maintenance	2,295	890
Cost of professional services	10,385	8,737
Cost of revenue from amortization of intangible assets	2,475	2,825

Total costs of revenue	20,137	17,972

Gross Margin	55,415	42,606

Research and development	12,157	9,194
Selling and marketing	28,333	18,762
General and administrative	14,647	7,231
Amortization of other intangible assets	2,000	669
Restructuring and other charges	—	659

Total operating expenses	57,137	36,515

Income (loss) from operations	(1,722)	6,091

Other income (expense), net	(198)	(890)

Income (loss) before income taxes	(1,920)	5,201

Provision for income taxes	2,300	2,060

Income (loss) before income taxes	(4,220)	3,141

Cumulative effect of accounting change	672	—

Net income (loss)	$(4,892)	$3,141

Net Income (loss) per share: basic & fully diluted	$(0.03)	$0.03

Weighted average common shares outstanding:
Basic	156,389	104,973

Fully Diluted	156,389	112,430

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	December 31, 2005	September 30, 2005
Current assets:
Cash and cash equivalents	$67,503	$71,687
Marketable Securities	3,711	24,127
Accounts receivable, net	77,174	69,540
Prepaid expenses and other current assets	8,492	9,548

Total current assets	156,880	174,902

Goodwill	458,201	458,313
Other intangible assets, net	87,882	92,350
Property and equipment, net	15,419	14,333
Other assets	17,560	17,314

Total assets	$735,942	$757,212

Liabilities and Stockholders’ Equity

Current liabilities:
Short term notes payable	$28,113	$27,711
Accounts payable and accrued expenses	59,693	77,500
Deferred revenue	26,701	24,120
Deferred acquisition payment	2,894	16,414
Accrued business combination costs and other	15,879	17,027

Total current liabilities	133,280	162,772

Long term portion of deferred revenue	234	291
Long term notes payable	24	35
Deferred tax liability	4,832	4,241
Deferred acquisition payment, net	16,497	16,266
Accrued business combination costs and other	56,947	58,942

Total liabilities	211,814	242,547

Stockholders’ equity	524,128	514,665

Total liabilities and stockholders’ equity	$735,942	$757,212

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2005	2004
GAAP total revenue	$75,552	$60,578

GAAP net income (loss)	$(4,892)	$3,141
Cost of revenue from amortization of intangible assets	2,475	2,825
Amortization of other intangible assets	2,000	669
Non-cash stock based compensation	4,412	698
Restructuring and other charges	—	659
Non-cash interest expense	860	—
Non-cash taxes	1,456	1,092
Acquisition related transition and integration costs	5,058	—

Non-GAAP net income	$11,370	$9,084

Non-GAAP net income diluted:	$0.07	$0.08

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	156,389	104,973

Fully Diluted	169,524	112,430

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